EXHIBIT 10.6

                       PIONEER BANK DIRECTOR EMERITUS PLAN

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                                                                   Exhibit 10.6
                                  PIONEER BANK

                                 DIRECTOR'S PLAN


                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

1.0 Pioneer Bank hereby establishes this Plan upon the terms and conditions hereinafter stated.

1.1 The Committee hereby accepts its appointment hereunder upon the terms and conditions hereafter stated.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

2.0 The purpose of this Plan is to reward and retain Directors of experience and ability in key positions of responsibility by providing such Directors with a benefit upon their retirement from the Board, and as compensation for their past services to the Bank and as an inventive to perform such services in the future.

2.1 As a condition of the receipt of benefits under this Plan, a Director Emeritus shall, following his or her Retirement Date, (i) be available to advise and consult with the management of the Bank, and may attend meetings at his or her discretion; (ii) represent and promote the interests of the Bank in its primary market area and, from time to time, provide management of the Bank with advice on business opportunities that are consistent with the Bank's then current business plan; (iii) at the request of the Board, serve on a committee of the Board; (iv) refrain from business activities which are competitive with or contrary to the interests of the Bank; and (v) accrue or be reimbursed for expenses incurred during the course of their role as Director Emeritus with the prior approval of the Board. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, suspend the payments of benefits to a Director Emeritus who fails to satisfy conditions (i) - (iv) during any period when benefits are otherwise payable under the plan.

                                   ARTICLE III
                                   DEFINITIONS

The following words and phrases when used in this Plan with initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

"Bank" means Pioneer Bank, Baker City, Oregon.

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"Benefit Period" means the life of the Director.

"Board" means the Board of Directors of Pioneer Bank.

"Change in Control" means an event deemed to occur when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares; (b) any person (as such term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's or the Bank's then outstanding securities; (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the board of directors of the Company or the Bank at the end of such period; or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan of partial or complete liquidation. A Change in Control shall not include the acquisition of the Bank by the Company.

"Change in Control Payment" means, on any date, an amount equal to the present value of eighty-four (84) months of the Monthly Director Compensation received by a Director immediately prior to the effective date of the Change in Control. Additionally, in the case of a Director Emeritus, a Change in Control payment shall mean,on any date, an amount equal to the present value of eighty-four (84) months of the Director Emeritus' benefit, determined according to Section 5.1 and Appendix A, received immediately prior to the effective day of the Change in Control. For purposes of determining the discounted present value of any Change in Control Payment, the discount rate shall be the applicable federal rate (as published by the Internal Revenue Service) for an obligation of comparable duration for the month in which the Change in Control Payment is made.

"Committee" means a committee appointed by the Board pursuant to Article IV hereof.

"Company" shall mean any state-chartered corporation which acquires the Bank in connection with a transaction described in 12 C.F.R. Part 563b.

"Director" means a member of the Board who is designated in Appendix A (attached hereto) as a participant in the Plan.

"Director Emeritus" means a Director who terminates service on the Board on a Retirement Date.

"Effective Date" shall mean February 25, 1997, the date of adoption of this Plan by the Board.



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"Monthly Director Compensation" means, on any date, the monthly compensation payable to a Director by the Bank (or its subsidiaries) for service as a member of the Board, but excluding compensation in the form of stock options, appreciation rights, restricted property or other special forms of remuneration. Monthly Director Compensation shall include the additional compensation payable to a Director who is also an employee of the Bank or the Company where such compensation is included in such Director's regular employee compensation.

"Plan" means this Pioneer Bank Director's Plan.

"Retirement Date" means the earlier to occur of (i) the date on which a Director terminates his or her service on the Board, other than by reason of his or her Termination for Cause, on or after the date the Director has attained age seventy (70) and completed at least ten (10) years of service as a member of the Board; or (ii) the effective date of a Change in Control.

"Termination for Cause" means termination of service as a Director because of a Director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or a willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

4.1 Role and Powers of the Committee. The Plan shall be administered and interpreted by the Committee, which shall consist of not less than two (2) Directors and shall initially consist of the full Board of Directors. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board. The Committee shall have all powers allocated to it in this and other Sections of the Plan. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to 1) interpret the Plan;
2) prescribe, amend, and rescind rules and regulations relating to the Plan; and
3) make other determinations necessary or advisable for the administration of the Plan; provided, however, that each interpretation, rule, decision, or determination of the Committee made pursuant to this section 4.1 shall be subject to prior review and approval by the Board. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. Subject to review and approval by the Board, the interpretation and construction by the Committee of any provisions of the Plan shall be final and binding. The Committee shall act by vote or written consent of a majority of its members, and shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one (1) time per calendar year.

4.2. Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with

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respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan.

4.3 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or the benefits payable hereunder. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expenses (including attorney's fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                                    ARTICLE V
                                    BENEFITS

5.1 Retirement Date. Subject to Section 5.3, beginning with the month next following a Director's Retirement Date and continuing thereafter for the applicable Benefit Period, there shall be paid to the Director Emeritus a monthly benefit of sixty-five percent (65%), but not less than eight hundred dollars ($800.00), of the Monthly Director Compensation received by a voting member of the Board on such Retirement Date, payable in accordance with the customary payment practices of the bank; provided, however, that in the case of a Director Emeritus described in Section 5.6 of the Plan, the monthly benefit shall be the amount specified in Appendix A (attached hereto) with respect to such Director Emeritus.

5.2 Death Benefits. Upon the death of a Director Emeritus listed in Appendix A (attached hereto) who is receiving benefits pursuant to Section 5.1 and Appendix A, such payments shall continue to the Director Emeritus' surviving spouse until the first to occur of (i) the first day of the month which is six (6) months after the Director Emeritus' death; or (ii) the date of death of the Director Emeritus' surviving spouse. In the event that a Director Emeritus' spouse predeceases the Director Emeritus, the Bank shall have no obligation under Sections 5.1 or 5.2 of this Plan in the event of the Director Emeritus' subsequent death. Upon the death of an active Director, the Bank shall have no further obligation, except as outlined in Section 5.3 of this Plan.

5.3 Change in Control. For purposes of this Plan, the effective date of a Change in Control shall be deemed the Retirement Date of each Director then serving on the Board. Within thirty (30) days of the effective date of a Change in Control, each Director (or in the event of the Director's death prior to payment, the Director's surviving spouse) shall receive a lump sum payment equal to the applicable Change in Control Payment. Notwithstanding anything herein to the contrary, a Director who dies within twelve (12) months of the effective date of a Change in Control shall receive the same Change in Control Payment the Director would have received had he or she been serving on the Board on such date.

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Within thirty (30) days of the effective date of a Change in Control, each person serving as a Director Emeritus immediately prior to such date (or, in the event of the Director Emeritus' death prior to payment, the Director Emeritus' surviving spouse) shall receive a lump sum payment equal to the applicable Change in Control payment. Notwithstanding anything herein to the contrary, there shall be payable to the surviving spouse of a Director Emeritus who dies within twelve (12) months of the effective date of a Change in Control, the same Change in Control Payment the Director Emeritus would have received had the Director Emeritus been serving in such capacity on such date; provided, however, that the Change in Control Payment shall be in lieu of benefits otherwise payable under Section 5.2 and the Change in Control Payment shall be reduced by any amount of any payments received by the Director Emeritus' surviving spouse under Section 5.2 prior to the effective date of the Change in Control.

Upon receipt of a payment made pursuant to this Section 5.3, the Bank shall have no further obligation to the Director Emeritus (or his or her surviving spouse) under Section 5.1.

5.4 Source of Benefits. The benefits payable under the Plan shall constitute an unfunded, unsecured promise by the Bank to provide such benefits in the future, as and to the extent such benefits become payable, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Bank).

5.5 Termination for Cause. Notwithstanding anything herein to the contrary, no benefits shall be payable hereunder to a Director or his or her surviving spouse in the event of the Director's Termination for Cause.

5.6 Transition. The Plan is intended as a formal statement of the policies of the Board regarding Director Emeritus status as set forth in prior resolutions of the Board. By adopting this Plan, it is the intention of the Board to supersede all such prior resolutions relating to Director Emeritus status; provided, however, that each person serving as a Director Emeritus of the Bank as of the Effective Date and designated as such in Appendix A (attached hereto) shall be treated as a Director Emeritus for all purposes under this Plan with benefits payable in accordance with Sections 5.1 and 5.2, and Appendix A and, provided further, that the Retirement Date of a Director Emeritus described in this Section 5.6 shall be the date of the Director Emeritus' termination of service as a member of the Board.

                                   ARTICLE VI
                                   ASSIGNMENT

6.1 Except as otherwise provided by this Plan, it is agreed that neither a Director, Director Emeritus, nor his or her surviving spouse shall have any right to commute, sell, assign, transfer, encumber, pledge, or otherwise convey the right to receive benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.



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                                   ARTICLE VII
                            NO RETENTION OF SERVICES

7.1 This Plan shall not be deemed to constitute a contract, express or implied, for future services by an Director.

                                  ARTICLE VIII
                             RIGHTS OF THE DIRECTORS

8.1 The rights of a Director or Director Emeritus (or his or her surviving spouse) under this Plan shall be solely those of an unsecured creditor of the Bank.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan, provided that no such action shall adversely affect any Director or his or her surviving spouse who has become entitled to receive any benefits under the Plan, without such person's written consent.

9.2 Governing Law. The Plan shall be governed and construed under the laws of the State of Oregon determined without regard to the choice of law principles thereof.

9.3 Successor to the Bank. The Bank, or the Company acting on behalf of the Bank, shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation, or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligation under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.


                         AS ADOPTED BY THE PIONEER BANK
                     BOARD OF DIRECTORS ON FEBRUARY 25, 1997

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                                  PIONEER BANK

                            DIRECTOR RETIREMENT PLAN


                                   APPENDIX A

For purposes of the Plan, the following members of the Board of Directors of Pioneer Bank are designated as participants in the Plan as of February 25, 1997, the Effective Date:

Edward H. Elms
Chuck Rouse
John Gentry
John Lienkaemper
Albert H. Durgan
Steven Whittemore

*Ivan P. Patrick, Director Emeritus
*Carl Davis, Director Emeritus
*W. S. Thomas, Director Emeritus
*Donald R. Guyer, Director Emeritus

*The Director's Emeritus listed above in this Appendix A will receive a monthly benefit of $800.00 for the duration of the Benefit Period (life of the Director).

**Bruce Kirkpatrick, Director Emeritus

**The Director's Emeritus listed in this Appendix A will receive a monthly benefit of $900.00 from January 1, 1997 through December 31, 1997. Effective January 1, 1998, the Director Emeritus will receive a monthly benefit of $800.00 for the duration of the Benefit Period (life of the Director).

The benefits outlined in the Plan with regard to current Director's Emeritus listed above in this Appendix A shall constitute all benefits owing and payable to the Director's Emeritus.





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